Exhibit (d21)

Money Manager Agreement

This Money Manager Agreement (the “Agreement”) is between TIFF Investment Program (“TIP”), a Delaware statutory trust, for its TIFF Multi-Asset Fund (the “Fund”), and Greenhouse Funds LLLP (the “Manager”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is effective as of March 7, 2023 (the “Effective Date”).

Recitals

TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

In consideration of the mutual covenants herein contained, and each of TIP and the Manager intending to be legally bound, it is agreed as follows:

1.	Managed Assets

The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the “Managed Assets.” The Fund may make additions to the Managed Assets upon at least 14 calendar days’ notice to the Manager. In addition, the Fund may withdraw all or a portion of the Managed Assets from this management arrangement at any time, provided, however, that the Fund will endeavor to provide at least 14 calendar days’ notice to the Manager prior to any withdrawal.

2.	Appointment and Powers of Manager; Investment Approach

(a)          Appointment. TIP, acting on behalf of the Fund, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the requirements described in Section 3(a). The Managed Assets will be maintained at all times in the custody of the Fund’s custodian.

(b)          Powers. Subject to the supervision of the board of trustees of TIP and subject to the supervision of TIFF Advisory Services, Inc. (“TAS”) as Investment Adviser to the Fund, the Manager shall direct investment of the Managed Assets in accordance with the requirements of Section 3(a). TIP, acting on behalf of the Fund, grants the Manager authority to:

(i)	acquire (by purchase, exchange, subscription, or otherwise), hold, and dispose of (by sale, exchange, or otherwise) securities and other investments and provide the necessary instructions on behalf of the Fund to brokers and custodians to effect the transactions;

(ii)	determine what portion of the Managed Assets will be held uninvested; and

Money Manager Agreement

(iii)	enter into such agreements and make such representations (including representations regarding the purchase of securities and other instruments for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

(c)           Power of Attorney. To enable the Manager to exercise fully the discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

(d)           Voting. The Manager shall not be authorized to vote on behalf of the Fund any proxies relating to the Managed Assets. Proxies for the Managed Assets are voted in accordance with TIP’s proxy voting policy, a copy of which has been provided to the Manager.

(e)           Independent Contractor. Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

(f)            Reporting. The Manager shall furnish to TIP upon reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings.

3.	Requirements; Duties

(a)            Requirements. In performing services for the Fund and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the “Requirements”):

(i)	the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

(ii)	TIP’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A as filed with the Securities and Exchange Commission relating to the Fund and the shares of beneficial interest in the Fund, as such Registration Statement may be amended from time to time (the “Registration Statement”), it being understood that TIP shall deliver or otherwise make available to the Manager any amendments or supplements to the Registration Statement that contain changes that pertain to the Manager’s provision of services under this Agreement prior to the effectiveness thereof (or as soon as reasonably practicable thereafter) and such that Manager is given a reasonable amount of time to implement any such changes;

(iii)	the Manager’s Investment Guidelines, which may be amended from time to time through mutual agreement by TAS and the Manager in writing;

(iv)	written instructions and directions of the board of trustees of TIP, it being understood that such instructions shall be provided such that Manager is given a reasonable amount of time to implement them; and

(v)	written instructions and directions of TAS, it being understood that such instructions shall be provided such that Manager is given a reasonable amount of time to implement them.

Money Manager Agreement

(b)           Responsibility with Respect to Actions of Others. TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within the Manager’s Investment Guidelines; and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance. For the avoidance of doubt, the Manager shall only be responsible for the Requirements with respect to the Managed Assets, and shall not be liable for any acts or omissions of other investment managers managing assets of the Fund.

(c)           Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, the Manager will act in a manner consistent with its fiduciary obligations to the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.

(d)           Valuation. The Manager shall not be responsible for calculating the net asset value of the Fund’s portfolio or making final decisions on the value of portfolio securities used to calculate such net asset value, but must review regularly the pricing of the Managed Assets as made available by or on behalf of the Fund. The Manager agrees to notify the Fund promptly if the Manager reasonably believes that the value of any portfolio security comprising the Managed Assets may not reflect fair value. The Manager agrees to provide upon request any pricing information of which the Manager is aware to the Fund, to TAS, or to the Fund’s administrator to assist in the determination of the fair value of any portfolio security for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund’s valuation procedures for the purpose of calculating the Fund’s net asset value in accordance with procedures and methods established by the board of trustees of TIP.

4.	Recordkeeping and Reporting

(a)           Records. The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All such records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund's request. Upon termination of this Agreement, the Manager shall as soon as reasonably practicable return records that are the Fund's property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

Money Manager Agreement

(b)           Reports to Custodian. The Manager shall provide to the Fund's custodian and to the Fund, on each business day, information relating to all transactions concerning the Managed Assets.

(c)           Other Reports. The Manager shall render to the board of trustees of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.	Purchase and Sale of Securities

(a)           Selection of Brokers. The Manager shall place all orders for the purchase and sale of securities or instruments on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, nor any of its "affiliated persons," as defined in the 1940 Act, will act as principal with respect to the Managed Assets nor will the Manager execute any portfolio transactions for the Managed Assets with a broker or dealer which is (i) an affiliated person of the Fund; (ii) principal underwriter of the Fund's shares; or (iii) an affiliated person of  such an affiliated person, unless such transactions are: (a) exempt under applicable law or regulation, including under Rule 10f-3(b) or Rule 17a-10; (b) exempt under applicable law or regulation and executed in accordance with the Fund’s procedures adopted thereunder, including the exemptions provided by Rule 10f-3(c) or Rule 17a-7, and the Fund’s Rule 10f-3 procedures or Rule 17a-7 procedures, as the case may be; or (c) executed in accordance applicable law or regulation and executed in accordance with the Fund’s procedures adopted thereunder, including Rule 17e-1 and the Fund's Rule 17e-1 procedures. TIP agrees that it will provide the Manager with a written list of such brokers and dealers and will, from time to time, update such list as necessary.  The Manager agrees that it will provide TIP or TAS with a written list of brokers and dealers that are affiliates of the Manager and will, from time to time, update such list as necessary.

In placing such orders, the Manager will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Fund and in selecting broker-dealers to execute such transactions, the Manager may consider, in addition to commission cost and execution capabilities, those factors that it deems relevant, such as the financial stability and reputation of broker-dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer in discharging responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.

(b)           Aggregating Orders. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or instruments to be so sold or purchased. In such event, allocation of securities or instruments so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

Money Manager Agreement

6.	Management Fees; Expenses

(a)           Management Fees. Schedule I attached hereto sets out the fees to be paid by the Fund to the Manager no later than the last day of the month immediately following the end of the period to which the fees relate.

(b)           Expenses. The Manager shall furnish at its own expense all of its own office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. The Fund (and not the Managed Assets) will be responsible for its own fees and expenses; provided, however that the following expenses will be paid from the Managed Assets: (i) sub-custodian transaction charges related to investments by the Managed Assets in foreign markets, (ii) the Manager’s management fees, (iii) brokerage commissions incurred by the Managed Assets, (iv) short sale transaction charges, memo pledging costs, and borrowing costs related to short sale activities by the Managed Assets, and (v) capital gains taxes in jurisdictions in which non-resident investors are assessed taxes, if any. For all other expenses not specifically assumed by the Manager or Managed Assets hereunder, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for them. Expenses borne by the Fund include, but are not limited to, (i) general custodial fees for the Managed Assets and (ii) interest (excluding interest related to short sale activities) and taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses only if authorized in advance by the Fund.

7.	Non-Exclusivity of Services

The Manager is free to act for its own account and to provide investment management services and advice to others. The Fund acknowledges that the Manager and its affiliates, officers and employees, and the Manager's other clients, may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for their own account or for the account of another client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager’s affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to Fund and that the Manager may be restricted from trading the securities of issuers about which it is in possession of material nonpublic information.

8.	Liability

The Manager shall not be liable to the Fund, TIP, or TAS for any loss arising out of any portfolio investment of disposition hereunder, except a loss arising out of any breach of fiduciary duty or a loss arising out of willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall constitute a waiver or limitation of any rights that the Fund, TIP, or TAS may have with any provision of the federal securities laws, rules, and regulations adopted thereunder.

Money Manager Agreement

9.	Representations

(a)       The Manager hereby represents to the Fund that the Manager is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

(b)       The Manager represents that it is in material compliance with all applicable laws, rules, and regulations, both federal and state.

(c)       TIP hereby represents to the Manager that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

(d)       TIP acknowledges receipt of Parts 2A and B of the Manager’s Form ADV.

(e)        By execution of this Agreement, TIP acknowledges that it has received the Manager’s Privacy Notice.

(f)        TIP represents that TIP and the Fund are in material compliance with all applicable laws, rules, and regulations, both federal and state.

(g)       The Manager represents that it shall notify TIP of any additions to or withdrawals from the Board of Managers of the Manager’s general partner within a reasonable time after such additions or withdrawals but no less frequently than annually. The Manager further represents that it shall notify TIP as soon as practicable in advance of any change in control of the Manager, within the meaning of the 1940 Act.

10.	Term

This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated without the payment of any penalty, by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) the Manager, in each case with at least 30 calendar days' written notice from the terminating party and on the date specified in the notice of termination.

The rights and obligations that are provided in section (f) of Paragraph 2, Paragraph 8 and Paragraph 18 shall survive the cancellation, expiration, or termination of this Agreement.

Money Manager Agreement

11.	Amendment

Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.

12.	Assignment

Manager will not assign any of its rights or obligations hereunder without the written consent of TIP, it being understood that any change in control of Manager shall be deemed to be an assignment for purposes of this paragraph. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

13.	Notices

All notices, requests, or other communications required to be given pursuant to this Agreement shall be in writing, and email shall be accepted if agreed to between the parties, and shall be deemed duly given or received when delivered electronically, in writing, or three (3) business days after mailing via registered mail postage prepaid as follows:

Fund: TIFF Investment Program c/o TIFF Advisory Services, Inc. Attn: General Counsel 170 N. Radnor Chester Road, Suite 300 Radnor, PA 19087		Manager: Greenhouse Funds LLLP 605 S Eden Street Suite 250 Baltimore, MD 21231

Email:	miops@tiff.org with a copy to legal@tiff.org	Email:	pmitchell@greenhousefunds.com
with a copy to dmiller@greenhousefunds.com

Each party may change its address by giving notice to the other party as herein required.

14.	Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof, and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

15.	Severability

If any provision of this Agreement is held invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of a federal law reflected in any provision of this Agreement is altered by a rule of the U.S. Securities and Exchange Commission, regulation or order, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Money Manager Agreement

16.	Counterparts

This Agreement may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. For the avoidance of doubt, affirmation or signature of this Agreement by way of an electronic signature or by a signature or a representation of a signature affixed by mechanical means (an “Electronic Signature”) shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such person intending to be bound by the terms of this Agreement. Any person providing an Electronic Signature further agrees to take any and all additional actions, if any, evidencing their intent to be bound by the terms of this Agreement, as may be reasonably requested.

17.	Applicable Law

This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

18.	Confidential Information

Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”).

No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund if such disclosure is made in compliance with TIP’s procedures on the disclosure of portfolio holdings, when applicable; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential Information pertains. Nothing in this section shall be deemed to prevent TIP from providing to third parties information identifying the name and investment performance of the Manager. No party may trade in any securities issued by another party while in possession of material non-public information about that party. The Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

*        *        *

Money Manager Agreement

In witness whereof, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.

TIFF Investment Program	Greenhouse Funds LLLP
on behalf of the Fund

/s/ Robert Zion	/s/ Patrick J. Mitchell
Signature	Signature

Robert Zion, COO	Patrick J. Mitchell, CFO
Print Name/Title	Print Name/Title

Money Manager Agreement

Schedule I

to the Money Manager Agreement (the “Agreement”)

between

Greenhouse Funds LLLP (the “Manager”) and

TIFF Investment Program for its TIFF Multi-Asset Fund (the “Fund”)

Fee Calculation

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.

Compensation

As compensation for the investment management services performed by the Manager pursuant to this Agreement, the Fund will pay to the Manager (i) an asset based fee (the “Management Fee”) plus, where applicable, (ii) a performance based fee (the “Performance Fee”), each as described below. For all calculations described hereunder, the net asset value (“NAV”) of the Managed Assets shall be gross of all expenses, charges, and fees, except for the following:

(i)	sub-custodian transaction charges, if any, related to the Managed Assets;
(ii)	the Manager’s Management Fees;
(iii)	brokerage commissions incurred by the Managed Assets;
(iv)	short sale transaction charges, memo pledging costs, and borrowing costs related to short sale activities, if any, by the Managed Assets; and
(v)	capital gains taxes in jurisdictions in which non-resident investors are assessed taxes, if any.

All capitalized terms used but not defined in this Schedule I will have the meanings ascribed to them in the Agreement.

Certain Defined Terms

Account Values: A memorandum account shall be established for each Tranche (each an “NAV Account”), each with a Beginning of Period (“BOP”) Account Value and an End of Period (“EOP”) Account Value to be determined as follows:

•	For each NAV Account’s first Calculation Period, the BOP Account Value will equal the initial investment amount of the Tranche.

•	For all Calculation Periods, the EOP Account Value will equal:

o	the NAV of the NAV Account at the end of the Calculation Period prior to the payment of any Performance Fee, minus
o	the deduction of all fees and expenses (as noted above in Compensation).

Money Manager Agreement

•	For an NAV Account’s subsequent Calculation Period, the BOP Account Value will equal:

o	the NAV of the NAV Account as of the last day of such prior Calculation Period minus
o	the dollar amount of the Performance Fee calculated for that Calculation Period, if any (and after withdrawals, if any).

•	In the event of a partial withdrawal from a Tranche, the BOP Account Value for the remaining Managed Assets in such Tranche for the Calculation Period in which the withdrawal occurred shall be adjusted by multiplying the BOP Account Value of such NAV Account by (a) one (1), minus (b) a fraction, in which the numerator is the dollar amount of the withdrawal and the denominator is the NAV of the Managed Assets attributable to that Tranche on the date of, but prior to, the withdrawal.

BOP Account Value = (NAVt) * (1-Withdrawal/NAVt-1)

Benchmark Account: A separate benchmark memorandum amount will be calculated for each Tranche (“Benchmark Account”). Each Tranche’s Benchmark Account will have a Benchmark Account BOP Value and Benchmark Account EOP Value to be determined as follows.

•	For a Tranche’s first Calculation Period, the Benchmark Account BOP Value will be equal to that Tranche’s BOP Account Value.

•	For all Calculation Periods, the Benchmark Account EOP Value will equal the Benchmark Account BOP Value multiplied by the sum of (i) one (1), plus (ii) the Benchmark Rate.

•	For any subsequent Calculation Period, if a Performance Fee has been paid, the Benchmark Account BOP Value shall be equal to the BOP Account Value.

•	For any subsequent Calculation Period, if a Performance Fee has not been paid, the Benchmark Account BOP Value will be equal to the Benchmark Account EOP Value.

•	In the event of a partial withdrawal from a Tranche, the Benchmark Account BOP Value for the remaining Managed Assets in such Tranche for the Calculation Period in which the withdrawal occurred shall be adjusted by multiplying the Benchmark Account BOP Value by (a) one (1), minus (b) a fraction, in which the numerator is the dollar amount of the withdrawal and the denominator is the NAV of the Managed Assets attributable to that Tranche on the date of, but prior to, the withdrawal.

For purposes of calculating the Performance Fee, withdrawals from Tranches will be deemed to occur on a “first-in first-out” basis. For the avoidance of doubt, the payment of Management Fees or Performance Fees shall not be considered withdrawals.

Money Manager Agreement

Benchmark Rate: The Benchmark Rate is the rate of return of the Russell 2000 Total Return Index (ticker ^RUTTR).

Calculation Period: The period that:

(a) begins on the later of:

(i)	July 1 of any year for which compensation is to be paid; or
(ii)	for each new contribution within a calendar year the inception date of that addition

(b) ends on the earlier of:

(i)	June 30 of such year; or
(ii)	the date of any withdrawal.

Excess Return: Excess Return is the difference between the EOP Account Value of any NAV Tranche and the Benchmark Account EOP Value for such Tranche.

Tranches: The Managed Assets placed with the Manager. Each additional contribution of assets becomes a separate “Tranche” of Managed Assets. At the end of any Calculation Period for which a Performance Fee has been paid with respect to two or more Tranches, such Tranches shall be combined into a single Tranche NAV Account (as defined herein). Tranches for which no Performance Fee is paid shall remain separate Tranches and will not be combined.

Calculation and Payment of Management Fee: The Fund will pay the Manager an asset-based fee rate of 0.50% per annum (the “Management Fee Rate”).

The Management Fee will be calculated monthly as of the last day of the calendar month based on the average NAV of the Managed Assets for the month to which the fee relates. The Management Fee will be paid no later than the last day of the month after the month to which the fee relates and will be prorated for periods less than a full calendar month. The Management Fee will be paid from the Managed Assets, except for those fees payable subsequent to a complete withdrawal of the Managed Assets which will be paid out of other Fund assets.

The Management Fee will be paid as follows:

Calculation and Payment of Performance Fee: The Performance Fee Rate will be 20%. Performance Fees will be calculated at the end of each Calculation Period and separately for each Tranche.

If there is outperformance over the Benchmark Rate such that the Excess Return is positive, the Performance Fee will be equal to the Excess Return multiplied by the Performance Fee Rate.

If there is underperformance from the Benchmark Rate and the Excess Return is negative, the difference between the EOP Account Value and the Benchmark Account EOP Value will be multiplied by the Performance Fee Rate and will result in a negative Performance Fee amount.

Money Manager Agreement

Performance Fee = Excess Return * Performance Fee Rate (20%)

At the end of each Calculation Period:

•	if the Performance Fee is a positive amount, such amount will be paid to the Manager in arrears in the month that follows the last calendar month of the Calculation Period; and

•	if the Performance Fee is a negative amount, no Performance Fee shall be paid.

In the event of a partial withdrawal, the Performance Fee, if any, pertaining to such withdrawn assets will be determined immediately prior to such withdrawal and will be multiplied by a fraction, of which the numerator is the dollar amount withdrawn and the denominator is the NAV of the Managed Assets attributable to that Tranche on the date of, but prior to, the withdrawal. The withdrawal date will be the end of a Calculation Period.